ALLETE, INC.
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 12, 2009
10:30 a.m.

DULUTH ENTERTAINMENT

CONVENTION CENTER
Lake Superior Ballroom
350 Harbor Drive
Duluth, MN

ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802-2093                                                                                                                                                                                                                                                  proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 12, 2009.

Donald J. Shippar and Deborah A. Amberg, or either of them, with power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of ALLETE, Inc. stock owned by the undersigned at the Annual Meeting of Shareholders to be held in the Lake Superior Ballroom of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, at 10:30 a.m. on Tuesday, May 12, 2009, or any adjournments thereof, with respect to the election of Directors, ratification of the appointment of an independent registered public accounting firm, amending Article III of ALLETE’s Amended and Restated Articles of Incorporation to increase the amount of authorized capital stock and common stock, deleting Article V of ALLETE’s Amended and Restated Articles of Incorporation to remove the names and places of residence of the Board of Directors named therein, and any other matters as may properly come before the meeting.

This Proxy confers authority to vote each proposal listed on the other side unless otherwise indicated. If any other business is transacted at said meeting, this Proxy shall be voted in accordance with the best judgment of the Proxies. The Board of Directors recommends a vote “FOR” each of the listed proposals. This Proxy is solicited on behalf of the Board of Directors of ALLETE, Inc., and may be revoked prior to its exercise. Please mark, sign, date and return this Proxy Card using the enclosed envelope. Alternatively, authorize the above-named Proxies to vote the shares represented on this Proxy Card by phone or online as described on the other side. Shares cannot be voted unless these instructions are followed, or other specific arrangements are made to have the shares represented at the meeting. By responding promptly, you may help save the costs of additional Proxy solicitations.

See reverse for voting instructions.

 COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	INTERNET – www.ematerials.com/ale
Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 11, 2009.

(	PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 11, 2009.

*	Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors:	01 Brekken	05 Ludlow	09 Rodman	□ Vote FOR	□ Vote WITHHELD
		02 Eddins	06 Mayer	10 Shippar	all nominees	from all nominees
		03 Emery	07 Neve	11 Stender
		04 Hoolihan	08 Rajala

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.  Ratification of the appointment of PricewaterhouseCoopers LLP as ALLETE’s independent registered public accounting firm.                            □For    □Against    □Abstain

3.  Amend Article III of ALLETE’s Amended and Restated Articles of Incorporation to increase the amount of authorized capital stock and common stock of the Company.        □For    □Against    □Abstain

4.  Delete Article V of ALLETE’s Amended and Restated Articles of Incorporation to remove the names and places of residence of the Board of Directors named therein.            □For    □Against    □Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  □   Indicate changes below:                 Date _____________________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.